UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 16, 2018

Altice USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State of Incorporation)

No. 001-38126	No. 38-3980194
(Commission	(IRS Employer
File Number)	Identification Number)

1 Court Square West
Long Island City, New York	11101
(Address of principal executive offices)	(Zip Code)

(516) 803-2300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02                   Termination of a Material Definitive Agreement.

On February 16, 2018 (the “Redemption Date”), Cablevision Systems Corporation, a Delaware corporation and an indirect, wholly owned subsidiary of Altice USA, Inc. (the “Issuer”), redeemed in full the outstanding $750,000,000 in aggregate principal amount of its 7.75% Senior Notes due 2018 (the “Notes”), which were issued pursuant to an indenture dated as of April 2, 2010 between the Issuer and U.S. Bank National Association, as trustee (the “Trustee”), as amended by the first supplemental indenture thereto dated as of April 15, 2010 between the Issuer and the Trustee. The Notes were redeemed at a redemption price equal to 100.935902% of the outstanding aggregate principal amount, plus accrued and unpaid interest on the Notes to the Redemption Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTICE USA, INC.

	By:	/s/ David Connolly
David Connolly
Executive Vice President, General Counsel and Secretary

Date: February 16, 2018